As filed with the Securities and Exchange Commission on June 20, 2005.	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONNETICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3173928
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

3160 Porter Drive
Palo Alto, California 94304

(Address of principal executive offices) (zip code)

1995 Employee Stock Purchase Plan
Stock Plan (2000)
( Full Title of the Plans )

Thomas G. Wiggans
Chief Executive Officer
CONNETICS CORPORATION
3160 Porter Drive
Palo Alto, California 94304
(650) 843-2800
(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be	Amount to be	Proposed Maximum Offering		Proposed Maximum Aggregate		Amount of
Registered (1)	Registered (2)	Price per Share (3)		Offering Price (3)		Registration Fee

Common Stock, $0.001 par value, to be issued under:

1995 Employee Stock Purchase Plan	179,158 shares	$16.34	(4)	$2,927,441.72	(4)	$344.56	(4)

Stock Plan (2000)

Issuable Upon Exercise of Outstanding Stock Options	1,014,360 shares	$23.88	(5)	$24,222,916.80	(5)	$2,851.04	(5)

Reserved for Future Grants	60,996 shares	$16.34	(4)	$996,674.64	(4)	$117.31	(4)

TOTAL	1,254,514 shares			$28,147,033.16		$3,312.91

(1)	Each share of common stock being registered pursuant to this Registration Statement includes a right to purchase one one-thousandth of a share of Series B Participating Preferred Stock pursuant to an Amended and Restated Rights Agreement between the Registrant and EquiServe Trust Company, N.A., as Rights Agent.

(2)	This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(3)	Estimated solely for the purpose of determining the registration fee.

(4)	Computed in accordance with Rule 457(h) and Rule 457 (c) of the Securities Act of 1933, based on the average the high and low prices of the Registrant’s common stock as reported on The Nasdaq National Market on June 15, 2005.

(5)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the weighted average per share exercise price of outstanding options granted under the referenced plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities and Exchange Commission (the “SEC”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents and information filed with the Securities and Exchange Commission (the “SEC”) by Connetics Corporation (Commission File No. 0-27406) are hereby incorporated by reference into this Registration Statement:

Connetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 16, 2005 including portions of our Proxy Statement for our 2005 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein;

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005

Connetics’ Current Reports on Form 8-K, as follows:

Our Current Report on Form 8-K filed on June 13, 2005

Our Current Report on Form 8-K filed on June 9, 2005

Our Current Report on Form 8-K filed on June 6, 2005

Our Current Report on Form 8-K filed on May 19, 2005

Our Current Report on Form 8-K filed on May 18, 2005

Our Current Report on Form 8-K filed on May 12, 2005

Our Current Report on Form 8-K filed on May 10, 2005

Our Current Report on Form 8-K filed on April 26, 2005

Our Current Report on Form 8-K filed on April 18, 2005

Our Current Report on Form 8-K filed on April 7, 2005

Our Current Report on Form 8-K filed on April 1, 2005

Our Current Report on Form 8-K filed on March 25, 2005

Our Current Report on Form 8-K filed on March 22, 2005

Our Current Report on Form 8-K filed on March 18, 2005

Our Current Report on Form 8-K filed on March 17, 2005

Our Current Report on Form 8-K filed on March 14, 2005

Our Current Report on Form 8-K filed on February 18, 2005

Our Current Report on Form 8-K filed on February 1, 2005

Our Current Report on Form 8-K filed on January 28, 2005

The description of Connetics’ common stock contained in our Registration Statement on Form 8-A dated December 8, 1995, and filed with the SEC on December 11, 1995, including any amendments or reports filed with the SEC for the purpose of updating such description; and

The description of Connetics’ Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A, dated May 20, 1997 and filed with the SEC on May 23, 1997, as amended by Amendment No. 1 thereto on Form 8-A/A, dated November 27, 2001 and filed with the SEC on November 28, 2001, including any amendments or reports filed with the SEC for the purpose of updating such description.

     All reports and other documents filed by Connetics pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date such documents are filed. In no event, however, will any of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we furnish with the SEC be incorporated by reference into, or otherwise included in, this Registration Statement.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.

     Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Connetics has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which provide that officers and directors shall be entitled to be indemnified by Connetics to the fullest extent permitted by law. In addition, Connetics has entered into Indemnification Agreements with its officers and directors.

     Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. Pursuant to Section 145(g) of the DGCL, Connetics maintains insurance on behalf of the directors and officers serving at the request of Connetics.

     The foregoing summaries are not intended to be complete and are necessarily subject to the complete text of the DGCL, Connetics’ Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits. See Index to Exhibits (page 8).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 20, 2005.

Connetics Corporation
a Delaware corporation
By: /s/ John L. Higgins
John L. Higgins
Executive Vice President, Finance and
Corporate Development and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katrina J. Church and John L. Higgins, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and re-substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Thomas G. Wiggans	Principal Executive Officer:
Thomas G. Wiggans	Chief Executive Officer and Director	June 20, 2005

Principal Financial Officer and Principal Accounting Officer:
/s/ John L. Higgins	Executive Vice President, Finance and Corporate
John L. Higgins	Development and Chief Financial Officer	June 20, 2005

/s/ G. Kirk Raab	Chairman of the Board and Directors	June 20, 2005
G. Kirk Raab

/s/ Eugene A. Bauer	Director	June 20, 2005
Eugene A. Bauer

/s/ R. Andrew Eckert	Director	June 20, 2005
R. Andrew Eckert

/s/ Carl B. Feldbaum	Director	June 20, 2005
Carl B. Feldbaum

/s/ Denise M. Gilbert	Director	June 20, 2005
Denise M. Gilbert

/s/ John C. Kane	Director	June 20, 2005
John C. Kane

Director
Thomas D. Kiley

/s/ Leon E. Panetta	Director	June 20, 2005
Leon E. Panetta

INDEX TO EXHIBITS

Exhibit
Number
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (see page 7)